Exhibit 10.16

EQUITY EXCHANGE RIGHT AGREEMENT

THIS EQUITY EXCHANGE RIGHT AGREEMENT (this “Agreement”) is made and entered into as of July     , 2021, by and between Blend Labs Inc., a Delaware corporation (the “Company”), and Nima Ghamsari (the “Executive”).

WHEREAS, the Company’s board of directors (the “Board”) has determined that it is in the best interests of the Company and its stockholders to implement a multi class common stock structure in connection with the Company’s initial public offering of its capital stock (the “IPO”) to, among other things, enable the Company to execute its long-term vision;

WHEREAS, in connection with the IPO, the Board has approved an Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”), which, among other things, if effected, would create three classes of common stock of the Company, Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”), entitling holders to one (1) vote for each share thereof held, Class B Common Stock, par value $0.00001 per share (“Class B Common Stock”), entitling holders to forty (40) votes for each share thereof held, and Class C Common Stock, par value $0.00001 per share, entitling holders to zero votes per share unless otherwise required by applicable law;

WHEREAS, Executive holds one or more awards of options to purchase Class A Common Stock (following the Reclassification, as defined in the Amended and Restated Certificate of Incorporation) that will be outstanding as of immediately prior to the effectiveness of the filing of the Amended and Restated Certificate of Incorporation (the “Effective Time”) as set forth in Exhibit A (each, an “Executive Equity Award”) and each Executive Equity Award has been granted under the Company’s 2012 Equity Incentive Plan, as amended and restated, and the award agreement memorializing such Executive Equity Award (collectively, the “Equity Documents”); and

WHEREAS, as part of the implementation of the multi class common stock structure, the Board has determined that it is advisable and in the best interest of the Company and all of its stockholders, including its stockholders other than Executive, to provide Executive with the right to require the Company to exchange shares of Class A Common Stock that Executive acquires upon the exercise of an Executive Equity Award for a number of shares of Class B Common Stock of equivalent value as determined on the date of the exchange (which is expected to be on a one share-for-one share basis), subject to the terms and conditions set forth in this Agreement; and.

WHEREAS, the parties intend that no gain or loss will be recognized in any Exchange (as defined below) pursuant to Sections 368(a)(1)(E) and/or 1036 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:

ARTICLE I.

PUT RIGHT AND EXCHANGE AND ISSUANCE OF CLASS B COMMON STOCK

1.1    Grant of Put Right. Effective immediately following the Effective Time, and subject to the terms and provisions of this Agreement (including Section 1.2(a) below), the Company hereby irrevocably grants to Executive the right (the “Put Right”) to require the Company to exchange any shares of Class A Common Stock that Executive acquires following the Effective Time as a result of the exercise of the Executive Equity Awards (each, a “Put Eligible Share”) for a number of shares of Class B Common Stock of equivalent value as determined on the date of the exchange (which is expected to be on a one share-for-one share basis), subject to the terms and conditions set forth in this Agreement (the “Exchange”).

1.2    Exercise of Put Right.

(a)    As a condition precedent to the exercise of the Put Right on any given date, the Company and Executive must mutually agree that no gain or loss will be required to be recognized for U.S. federal tax purposes on account of such exercise and related Exchange (the “Put Right Condition”).

(b)    If the Put Right Condition is satisfied, the Put Right will be exercisable by Executive by submitting a completed and fully-executed notice in the form attached hereto as Exhibit B (the “Put Right Notice”) to the Company on or prior to the Put Right’s Expiration Date (as defined in Section 1.5 below). If the Put Right Condition is satisfied, the Put Right will be deemed to have been exercised immediately prior to 5:00 p.m. Pacific Time on the date of timely delivery of a Put Right Notice with respect to the Put Right.

(c)    Failure to satisfy the Put Right Condition or to deliver a Put Right Notice prior to 5:00 p.m. Pacific Time on a Put Right’s Expiration Date will constitute an irrevocable waiver of the Put Right with respect to any shares of Class A Common Stock that remain subject to Executive Equity Awards and any remaining Put Eligible Shares.

(d)    A Put Right cannot be exercised by Executive with respect to any Put Eligible Share more than once. Further, Executive will have no Put Right pursuant to this Agreement with respect to any share of Class A Common Stock that is acquired by Executive following the Effective Time other than as a result of the exercise the Executive Equity Awards.

1.3    Exchange of Shares. Within ten (10) calendar days after the Company’s receipt of a properly executed Put Right Notice, and provided the Put Right Condition remains satisfied, the Company will complete the Exchange for the specified number of Put Eligible Shares indicated in the Put Right Notice (“Exercised Shares”) by issuing, out of funds legally available therefor, a number of shares of Class B Common Stock to Executive of equivalent value determined on the date of the Exchange (which is expected to be on a one share-for-one share basis). Upon the effectiveness of such Exchange, the Company will deliver to Executive such documentation as may be reasonably required to evidence that the shares of Class B Common Stock have been duly issued and transferred to the applicable Executive in exchange for the Exercised Shares.

1.4    Rights to Shares of Class A Common Stock Following Exchange. Upon the Exchange, Executive will no longer have any rights as a holder of the Exercised Shares that are the subject of the Exchange (other than the right to receive the shares of Class B Common Stock in accordance with this Agreement). Such Exercised Shares will be deemed to have been redeemed by the Company in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered to Executive.

1.5    Termination of Put Right. The Put Right will terminate on the following date(s) (the “Expiration Date”):

(a)    With respect to any shares of Class A Common Stock subject to the Executive Equity Awards that have not become Put Eligible Shares, the Expiration Date will be the date such shares are forfeited pursuant to the applicable Equity Documents; and

(b)    With respect to any Put Eligible Shares, the Expiration Date will be the earliest of the date on which:

(i)    Executive sells, transfers, or otherwise disposes of such Put Eligible Shares; and

(ii)    the Final Conversion Date (as defined in the Amended and Restated Certificate of Incorporation).

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE

Executive hereby represents and warrants to the Company, with respect to the transactions contemplated hereby, as follows:

2.1    Ownership; Authority. Executive has the full right, power and authority to enter into this Agreement. Assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of such Executive, enforceable against such Executive in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). Upon consummation of an Exchange contemplated hereby, the Company will acquire from Executive good and marketable title to the Exercised Shares subject to such Exchange, free and clear of any and all liens, encumbrances and restrictions (except for restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended and Restated Certificate of Incorporation or any other agreements to which such Executive and the Company are a party, and subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

2.2    Governmental Authorization. The execution, delivery and performance by such Executive of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority on the part of such Executive (excluding, for the avoidance of doubt (a) the filing by the Company of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and (b) compliance by the Company with any applicable requirements of any applicable state or federal securities laws). For purposes of this Agreement, “governmental authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

2.3    Noncontravention. The execution, delivery and performance by Executive of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any governing document, including any trust agreement, applicable to such Executive, (b) subject to compliance with Section 2.2, violate any applicable law, (c) assuming the waiver or inapplicability of any and all rights of first refusal or co-sale held by the Company or the Company’s stockholders that are applicable to the transactions contemplated hereby, require any consent or other action under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any obligation of such Executive or to the loss of any benefit to which such Executive is entitled under any provision of any agreement or other instrument binding upon such Executive or (d) result in the creation or imposition of any lien on the Executive Equity Awards or the shares of Class A Common Stock underlying such award, other than restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended and Restated Certificate of Incorporation or any other agreements to which such Executive and the Company are a party.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Executive, with respect to the transactions contemplated hereby, as follows:

3.1    Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

3.2    Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance and delivery of the shares of Class B Common Stock in connection with each Exchange hereunder (including the conversion thereof into Class A Common Stock upon the terms specified in the Amended and Restated Certificate of Incorporation) in accordance with the Amended and Restated Certificate of Incorporation, are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company and the Company’s stockholders, subject to compliance with Section 3.3 and the approval of and adoption by the Company’s stockholders of the Amended and Restated Certificate of Incorporation. Any and all rights of first refusal or co-sale held by the Company or the Company’s stockholders that are applicable to the transactions contemplated hereby have been waived or are otherwise inapplicable to the transactions contemplated in this Agreement. Assuming the due authorization, execution and delivery by Executive, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

3.3    Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than (a) the filing by the Company of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and (b) compliance by the Company with any applicable requirements of any applicable state or federal securities laws.

3.4    Noncontravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Section 3.3 and approval of and adoption by the Company’s stockholders of the Amended and Restated Certificate of Incorporation, (a) violate the certificate of incorporation or bylaws of the Company, (b) violate any applicable law, (c) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right obligation of the Company or to the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or (d) result in the creation or imposition of any lien on the shares of Class B Common Stock other than as set forth or contemplated by this Agreement or the Amended and Restated Certificate of Incorporation.

ARTICLE IV.

COVENANTS

4.1    Market Stand-Off Agreement. Executive has entered into a lock-up agreement with the underwriters of the IPO with respect to the sale, disposition or transfer of such Executive’s securities of the Company and Executive agrees not to revoke such lock-up agreement. Executive also agrees that any other lock-up or market stand-off agreements applicable to the shares of Common Stock of the Company held by Executive will continue to apply to the shares of the Class B Common Stock in accordance with the terms of such agreements.

ARTICLE V.

GENERAL PROVISIONS

5.1    Governing Law. This Agreement will be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

5.2    Successors and Assigns. Except as otherwise provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.3    Entire Agreement; Amendment. Other than the rights, restrictions and preferences provided for under the Equity Documents with respect to Executive Equity Awards and the Amended and Restated Certificate of Incorporation and bylaws with respect to the shares of Class B Common Stock, this Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended or waived other than by a written instrument signed by Executive and the Company.

5.4    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

5.5    No Guarantee of Continued Service. Executive acknowledges and agrees that neither the execution of this Agreement nor the existence of the Put Right granted hereunder constitutes an express or implied promise of continuous employment or service with the Company for any period, or at all, and that neither the execution of this Agreement nor the existence of the Put Right granted hereunder will interfere in any way with Executive’s right or the right of the Company to terminate Executive’s employment or service at any time, with or without cause.

5.6    Tax Consequences. The parties intend that no gain or loss will be recognized in any Exchange pursuant to Sections 368(a)(1)(E) and/or 1036 of the Code. The parties adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Notwithstanding the foregoing, the Company and Executive each have reviewed with its/his own tax advisors the federal, state, local and foreign tax consequences of the Put Right and the Exchange, Executive Equity Awards and the potential acquisition of shares of Class A Common Stock thereunder, the potential exchange of such shares for shares of Class B Common Stock, and the transactions contemplated by this Agreement. Each party hereto is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, or Executive or any of his agents, as applicable, in connection with the transactions contemplated hereby, except for the representations and warranties of the Company and Executive expressly set forth in Articles II and III.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

BLEND LABS INC.

By:
Name:
Title:

[Signature Page to Put Right Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

NIMA GHAMSARI

By:

[Signature Page to Put Right Agreement]

EXHIBIT A

Grant Date	Expiration Date	Equity Award Type	Number of Shares of Class A Common Stock Subject to Executive Equity Award

Total:

EXHIBIT B

Put Right Notice (the “Notice”)

(To be signed only upon exercise of an Equity Exchange Right)

To:    Blend Labs Inc.

Attn: Chief Legal Officer

The undersigned (the “Executive”), hereby irrevocably elects to exercise its right under the Put Right pursuant to the Equity Exchange Right Agreement dated as of July [    ], 2021 (the “Agreement”), by and between Blend Labs Inc. (the “Company”) and Executive, to require the Company to exchange                                  Eligible Shares (the “Exercised Shares”) for a number of shares of Class B Common Stock of equivalent value as determined on the date of the Exchange, subject to the terms of this Notice and the Agreement. Capitalized terms not otherwise defined in the Notice will have the meaning ascribed to them in the Agreement.

By executing this Notice, Executive hereby represents and warrants to the Purchaser as follows:

1.    Acknowledgements. Executive acknowledges and affirms that the representations and warranties set forth in Article II of the Agreement as of the date of this Notice are true and correct, and agrees to the covenants set forth in Article IV of the Agreement

2.    Legends. It is understood that any certificate or book entry position representing the shares of Class B Common Stock and any securities issued in respect thereof or exchange therefor, will bear legends in substantially the following form (in addition to any legend required under applicable state securities laws or agreements to which Executive is a party):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

3.    Restricted Securities; Rule 144. Except as otherwise permitted by applicable law, Executive understands that any shares of Class B Common Stock issued to Executive in an Exchange will be characterized as “restricted securities” under the Act because such shares are being acquired from the Company in a transaction not involving a public offering and in exchange for shares acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and the rules and regulations promulgated thereunder the shares of Class B Common Stock may be resold without registration under the Act only in certain limited circumstances, and subject to the restrictions under the Company’s certificate of incorporation. Executive understands and hereby acknowledges that the shares of Class B Common Stock must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is otherwise available. Such Executive is aware of the provisions of Rule 144 promulgated under the Act, which permit limited resales of shares purchased in a transaction not involving a public offering, subject to the satisfaction of certain conditions.

4.    Tax Matters. Executive has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the Put Right and the Exchange, Executive Equity Awards and the potential acquisition of shares of Class A Common Stock thereunder, the potential exchange of such shares for shares of Class B Common Stock, and the transactions contemplated by this Agreement. Executive is relying solely on such advisors and not on any statements or representations of the Company or any of its agents in connection with the transactions contemplated hereby, except for the representations and warranties of the Company expressly set forth in Article III of the Agreement.

Dated:

Address:

[Signature Page to Put Right Notice]